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                                                                    EXHIBIT 21.1


                                KOPIN CORPORATION

                        SUBSIDIARIES OF KOPIN CORPORATION


The Registrant has the following wholly owned ("W) and majority owned subsidiaries ("M").

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

        Subsidiary              Type    State of Incorporation  Fiscal Year End
        ----------              ----    ----------------------  ---------------
      VS Corporation              W              Delaware         December 31
Kowon Technology Co., Ltd.        M                Korea          December 31
   Kopin Display Corp.            W              Delaware         December 31
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